Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 2008 relating to the financial statements, which appears in Netezza Corporation’s Annual Report on Form 10-K for the year ended January 31, 2008.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 10, 2008